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                                                                    EXHIBIT (12)

                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                 (Millions of Dollars)


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
                                                                        Fiscal Year Ended
                                                  --------------------------------------------------------------
                                                   Feb.1,       Feb.3,      Jan. 28,     Jan. 29,     Jan. 30,
                                                    1997         1996         1995         1994         1993
                                                  ----------   ----------   ----------   ----------   ----------
Ratio of Earnings to Fixed Charges:

Earnings:
 Consolidated net earnings before
     extraordinary charge. . . . . . . . . .     $      474   $      311   $      434   $      375   $      383
 Income taxes. . . . . . . . . . . . . . . .            309          190          280          232          228
                                                  ----------   ----------   ----------   ----------   ----------
    Total earnings before extraordinary
        charge . . . . . . . . . . . . . . .            783          501          714          607          611
                                                  ----------   ----------   ----------   ----------   ----------

Fixed charges:
 Interest expense. . . . . . . . . . . . . .            464          461          439          459          454
 Interest portion of rental expense. . . . .             59           59           56           45           43
                                                  ----------   ----------   ----------   ----------   ----------
    Total fixed charges. . . . . . . . . . .            523          520          495          504          497
                                                  ----------   ----------   ----------   ----------   ----------

Less:
 Capitalized interest. . . . . . . . . . . .            (16)         (14)          (7)          (5)          (6)
                                                  ----------   ----------   ----------   ----------   ----------

    Fixed charges in earnings. . . . . . . .            507          506          488          499          491
                                                  ----------   ----------   ----------   ----------   ----------

Earnings available for fixed charges . . . .     $    1,290   $    1,007   $    1,202   $    1,106   $    1,102
                                                  ----------   ----------   ----------   ----------   ----------
                                                  ----------   ----------   ----------   ----------   ----------

Ratio of earnings before extraordinary
    charge to fixed charges. . . . . . . . .           2.46         1.94         2.43         2.19         2.22
                                                  ----------   ----------   ----------   ----------   ----------
                                                  ----------   ----------   ----------   ----------   ----------

Ratio of Earnings to Fixed Charges
    and Preferred Stock Dividends:

Total fixed charges, as above. . . . . . . .     $      523   $      520   $      495   $      504   $      497
Dividends on preferred stock
    (pre-tax basis). . . . . . . . . . . . .             37           37           39           39           39
                                                  ----------   ----------   ----------   ----------   ----------
 Total fixed charges and preferred
    stock dividends. . . . . . . . . . . . .            560          557          534          543          536
                                                  ----------   ----------   ----------   ----------   ----------

Earnings available for fixed charges
    and preferred stock dividends. . . . . .     $    1,290   $    1,007   $    1,202   $    1,106   $    1,102
                                                  ----------   ----------   ----------   ----------   ----------
                                                  ----------   ----------   ----------   ----------   ----------

Ratio of earnings before extraordinary
    charge to fixed charges and preferred
    stock dividends. . . . . . . . . . . . .           2.30         1.81         2.25         2.04         2.06
                                                  ----------   ----------   ----------   ----------   ----------
                                                  ----------   ----------   ----------   ----------   ----------

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